Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Tintic Gold Mining Company (the "Registrant") on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Commission on the date hereof (the "Annual Report"), we, George Christopulos, CEO, President, and Chairman of the Board of the Registrant, and Hugh Coltharp, Secretary/Treasurer and a director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: March 21, 2007

/s/ George P. Christopulos

George P. Christopulos,

CEO, President, CFO, and Chairman

of the Board

Dated:  March 21, 2007

/s/ Hugh N. Coltharp

Hugh N. Coltharp

Secretary/Treasurer and director